Exhibit (h)(9)(b)

SCHEDULE OF SERIES OF FORWARD FUNDS

(as of December 31, 2010)

Forward Aggressive Growth Allocation Fund

Forward Balanced Allocation Fund

Forward Banking and Finance Fund

Forward Commodity Long/Short Strategy Fund

Forward Emerging Markets Fund

Forward Focus Fund

Forward Frontier MarketStrat Fund

Forward Global Infrastructure Fund

Forward Growth & Income Allocation Fund

Forward Growth Allocation Fund

Forward Growth Fund

Forward High Yield Bond Fund

Forward Income & Growth Allocation Fund

Forward Income Allocation Fund

Forward International Dividend Fund

Forward International Equity Fund

Forward International Fixed Income Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Investment Grade Fixed-Income Fund

Forward Large Cap Equity Fund

Forward Large Cap Growth Fund

Forward Large Cap Value Fund

Forward Long/Short Credit Analysis Fund

Forward Mortgage Securities Fund

Forward Real Estate Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward SMIDPlus Fund

Forward Strategic Alternatives Fund

Forward Strategic Realty Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward U.S. Government Money Fund